                                                                    EXHIBIT 10.8


                             COOPERATION AGREEMENT

    This Cooperation Agreement ("Agreement") is made and entered into on Nov. 4,
                                                                         ------
1996 ("Effective Date") by and between Intel Corporation, having a business address at 2200 Mission College Blvd., Santa Clara, California 95052-8119 (hereinafter "Intel") and MSH Entertainment Corporation, having a business address at 768 Brannan Street, San Francisco, California 94103 (hereinafter "MSH").

    WHEREAS, Intel wishes to see the widespread adoption of cost-effective networked graphics rendering on personal computers, the demonstration of such capabilities through the creation of digitally created content, and the development of tools to allow production companies to use Intel Architecture platforms to develop high performance capabilities; and

    WHEREAS, MSH is a production house engaged in the production of industrial and animation content and has prototyped a workflow management system for networked graphics rendering called "Overlord" which MSH wishes to offer to the industry through appropriate channels; and

    WHEREAS, Intel will make an equity investment of [[text omitted for confidentiality]], in the form of cash, for a warrant to purchase up to one million (1,000,000) of MSH's common shares, as more fully reflected in the Warrant and Warrant Purchase Agreement between the parties.

    NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Intel and MSH agree as follows:

1.  DEFINITIONS

    1.1 "Overlord" means the code name for an MSH-designed product for managing graphic animation rendering workflow using Intel Architecture based platforms.

    1.2 "Intel Architecture" means microprocessors implementing the Intel instruction set and derivatives, for example, the i486(TM), Pentium(R)/, and Pentium Pro processors .

    1.3  "AGE" means Abrams-Gentile Entertainment, Inc.

    1.4  "UPN" means Universal Paramount Network.

    1.5 "Content" initially means [[text omitted for confidentiality]], AGE's licensed script being produced in conjunction with MSH and UPN. "Content" also includes a new original children's animation project or series selected by Intel pursuant to Section 3.2.1 hereunder.

    1.6 "MSH Products" means current and future hardware and software products manufactured or sold by MSH that perform the function of managing graphic rendering in a networked or non-networked environment.

    1.7 "MSH Customers" means current and future purchasers of MSH Products, Overlord and/or Content.

    1.8 "Intel Bong" means the approved three (3) second, five (5) tone melody to create, or used in connection with the creation, of an auditory only Intel logo or an audio-visual Intel logo.

2.  INTEROPERABILITY/PORT OF CHOICE

    2.1 During the term of this Agreement, MSH will use commercially reasonable efforts to insure that MSH Products, Overlord and Content are (i) fully interoperable with Intel Architecture based multiprocessor platforms,
         (ii) created on an Intel Architecture based system, and (iii) made available on Intel Architecture prior to other architectures.

    2.2 Intel will use commercially reasonable efforts to provide MSH with information or products to support such interoperability testing.

3.  DELIVERABLES

    3.1  Overlord

         3.1.1 During the first six (6) months after the Effective Date of this Agreement (the "Development Phase"), MSH will develop a plan acceptable to Intel for the development and distribution of Overlord. The plan will include deliverables and milestones and will address at least: (a) the Overlord system architecture definition (including features and functions); (b) interface design; (c) benchmarking data; (d) interoperability testing on various OEM platforms; (e) Beta program; and (f) a marketing and licensing program to OEMs, Value Added Resellers or resellers/integrators.

         3.1.2 During the Development Phase of this Agreement, both Intel and MSH would appoint Program Managers who would serve as primary contacts for issues related to the project and which would hold Program Reviews at regular intervals.

    3.2  Content

         3.2.1  [[TEXT OMITTED FOR CONFIDENTIALITY]]

         3.2.2 MSH will create all Content according to Intel content standards. MSH represents and warrants that it will not market Content with explicit depictions (such as blood, gore and organs) of the physical effects of violence on humans or human-like characters, rape, explicit sexual contents, sex crimes, disparagement of ethnic or religious groups, racial epithets, hate speech, or profanity.

    3.3  Support

         3.3.1 MSH will provide all technical support to MSH Customers for MSH Products and Content.

         3.3.2 Intel will provide all technical support to Intel customers for Intel products according to Intel's then-current standard terms and conditions of sale.

4.  INTELLECTUAL PROPERTY WARRANTIES AND INDEMNIFICATION

    4.1 MSH represents and warrants that it owns or has all the necessary rights in the intellectual property in Overlord or the Content and the authority to enter this Agreement and grant Intel the rights to Overlord or Content that are granted in this Agreement and that it has not done any act or entered into any agreement which would prevent performance of this Agreement.

    4.2 MSH represents and warrants to Intel that the adoption, publication, incorporation, reproduction or distribution of Overlord or Content will not infringe upon or misappropriate the proprietary rights of any third party.

    4.3 MSH agrees to indemnify, defend and hold Intel harmless for all loss, cost, liability and expense (including legal fees) incurred by Intel and any of its subsidiaries which may arise out of any claim or action that MSH breached its representations and warranties set forth above. Intel agrees to provide MSH with prompt notice of any such claims or actions and shall provide MSH with reasonable assistance (at MSH's expense) in the defense or settlement of such claims or actions. In no event will a settlement affect Intel's rights hereunder without Intel's prior written consent.

5.  [[text omitted for confidentiality]]

    [[text omitted for confidentiality]]

6.  TRADEMARKS

    6.1 Intel has the right, but not the obligation, to associate the Intel Bong, and/or other Intel trademarks or designations, in or on any Content, and any advertising and other promotional materials which are for the purpose of marketing MSH Products and promoting networked graphics rendering in connection with MSH Products.

    6.2 MSH grants Intel the right to use any applicable trademarks relating to MSH Products, Overlord or Content, for purposes relating to marketing Intel Architecture solutions to third parties using, or contemplating the use of, MSH Products, Overlord or Content.

7.  CONFIDENTIALITY

    (a) This Agreement, the terms hereof and the relationship of the parties shall be governed by the Confidentiality and Nondisclosure Agreement, dated as of August 22, 1996, between Intel and MSH. The terms and existence of the transactions contemplated by this Agreement and the Cooperation Agreement shall be deemed confidential information of both parties.

    (b) MSH shall not use Intel's name or refer to Intel directly or indirectly in connection with Intel's relationship with MSH in any advertisement, news release or professional or trade publication, or in any other manner, unless otherwise required by law or with Intel's prior written consent, which consent will generally not be granted. The parties acknowledge that MSH may be required to disclose in a press release and/or a registration statement certain information relating to the transactions contemplated by this Agreement following consummation hereof. Notwithstanding the foregoing, the provisions of this Section 7 shall apply to any such disclosure and MSH shall provide Intel a reasonably adequate opportunity to review and comment on such disclosure and shall not make any such disclosure without Intel's prior written consent. The parties agree that at no time will there be any press release or other public statement issued by either party relating to this Agreement or the transactions contemplated hereby unless agreed to in advance by both parties in writing.

8.  TERM AND TERMINATION

    8.1 This Agreement, and the licenses granted hereunder, shall continue for a period of [[TEXT OMITTED FOR CONFIDENTIALITY]] from the Effective Date, at which time this Agreement shall terminate without notice unless the parties agree to renew this agreement prior to the expiration of the term by letter agreement signed by the authorized representatives of both parties.

    8.2  Intel may terminate this Agreement at any time if Licensee:

         i. materially breaches any provision of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice thereof from Intel,

         ii.  files or has filed against it a petition in bankruptcy,

         iii. ceases to do business in the ordinary course,

         iv.  has a receiver appointed to handle its assets or affairs,

         v. undergoes a change in control through acquisition or merger, except as provided for in Section 9.4, Assignment.

    8.3 The rights and remedies provided in this Section 8.0 are in addition to any other rights and remedies provided at law or equity.

    8.4 The provisions of Sections 4, 7 and 9 shall survive any termination or expiration of this Agreement.

9.  MISCELLANEOUS PROVISIONS

    9.1  Governing Law.  This Agreement and matters connected with the
         -------------
         performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the United States of America and the State of Delaware, without reference to its conflict of laws principles.

    9.2  Jurisdiction.  Intel and MSH agree that all disputes and litigation
         ------------
         regarding this Agreement and matters connected with its performance shall be subject to the exclusive jurisdiction of, and venue in, the state and federal courts in Santa Clara County, California.

    9.3  Dispute Resolution.  The parties agree to negotiate in good faith to
         ------------------
         resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party shall nominate one senior officer of the rank of Vice President or higher as its representative. These representatives shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one assistant for each party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one day mediation, either party may begin litigation proceedings. This procedure shall be a required prerequisite before taking any additional action hereunder. Notwithstanding the foregoing, either party may apply to a court of competent jurisdiction hereunder for temporary equitable relief while pursuing dispute resolution as provided hereunder.

    9.4  No Assignment.  This Agreement is personal to the parties, and the
         -------------
         Agreement or any right or obligation hereunder is not assignable, whether in conjunction with a change in ownership, merger, acquisition or, the sale or transfer of all, or substantially all or any part of a party's business or assets or otherwise, either voluntarily, by operation of law, or otherwise, without the prior written consent of the other party. Any such purported assignment or transfer shall be deemed a material breach of this Agreement and shall be null and void.

    9.5  Export Controls. MSH understands and acknowledges that Intel is subject
         ---------------
         to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of Intel to provide technical information, technical assistance, any media in which any of the foregoing is contained, training and related technical data (collectively, "Data") shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, or the Bureau of Export Administration. MSH warrants that it will comply in all respects with the export and re-export restrictions set forth in any export license (if necessary) for Data disclosed to MSH hereunder; provided that Intel informs MSH of such restrictions.

    9.6  Notice.  All notices required or permitted to be given hereunder shall
         ------
         be in writing and shall be mailed by first class mail, postage prepaid, addressed as follows:

         If to MSH:                         If to Intel:
         ---------                          -----------
         MSH Entertainment Corporation      General Counsel
         768 Brannan Street                 Intel Corporation
         San Francisco, CA  94103           2200 Mission College Blvd.
                                            Santa Clara, CA  95052

         Such notices shall be deemed to have been served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party as above provided at such changed address.

    9.7  Entire Agreement.  This Agreement embodies the entire understanding of
         ----------------
         the parties with respect to the subject matter hereof, and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement.

    9.8  Modification; Waiver.  No modification or amendment to this Agreement,
         --------------------
         nor any waiver of any rights, will be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right.

    9.9  Compliance with Laws.  Anything contained in this Agreement to the
         --------------------
         contrary notwithstanding, the obligations of the parties hereto and of the Subsidiaries of the parties shall be subject to all laws, present and future, of any government having jurisdiction over the parties hereto or the Subsidiaries of the parties, and to orders, regulations, directions or requests of any such government.

    9.10 Force Majeure.  The parties hereto shall be excused from any failure
         -------------
         to perform any obligation hereunder to the extent such failure is caused by war, acts of public enemies, strikes or other labor disturbances, fires, floods, acts of God, or any causes of like or different kind beyond the control of the parties.

    9.11 Partial Invalidity.  If any paragraph, provision, or clause thereof in
         ------------------
         this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall use their respective best efforts to negotiate a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

    9.12 Counterparts.  This Agreement may be executed in two (2) or more
         ------------
         counterparts, all of which, taken together, shall be regarded as one and the same instrument.

    9.13 Section Headings.  The section headings contained in this Agreement
         ----------------
         are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    9.14  Relationship of Parties.  Nothing herein shall be construed as forming
          -----------------------
          a partnership or joint venture between the parties.


UNDERSTOOD AND AGREED:


INTEL CORPORATION             MSH ENTERTAINMENT
                                    CORPORATION

/s/ P. S. OTELLINI                  /s/ ROBERT P. MAERZ
------------------                  -------------------
Signature                           Signature

   P. S. Otellini                      Robert P. Maerz
------------------                  -------------------
Printed Name                        Printed Name

      EVP                                 Chairman
------------------                  -------------------
Title                               Title

    11/4/96                               11/1/96
------------------                  -------------------
Date                                Date


                           WARRANT PURCHASE AGREEMENT


     THIS WARRANT PURCHASE AGREEMENT (this "Agreement"), dated as of November 4, 1996, is entered into by and between MSH ENTERTAINMENT CORPORATION, a Utah corporation (the "Company"), and INTEL CORPORATION, a Delaware corporation (together with its successors and assigns, the "Purchaser").

                                    RECITALS

     A. The Company has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase a warrant to purchase shares of capital stock of the Company, subject to the terms and conditions of this Agreement.

     B. As of the Closing Date (as defined below), the Company and the Purchaser also shall enter into that certain Cooperation Agreement (the "Cooperation Agreement"), which provides a framework for the parties to cooperate on future infrastructure enhancements to enable networked graphics rendering of episodic television content.

                                   AGREEMENT

     In consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  ISSUANCE OF WARRANT; PURCHASE PRICE; CLOSING.
         --------------------------------------------

          1.1.  Issuance of Warrant.  Subject to the terms and conditions
                -------------------
hereof, on the date of the Closing (as defined in Section 1.3 below), upon payment of the Purchase Price (as defined in Section 1.2 below) by the Purchaser to the Company, the Company shall issue to the Purchaser, and the Purchaser shall accept from the Company, a Warrant in the form attached hereto as Exhibit
                                                                        -------
A (the "Warrant").  The shares of capital stock issued or issuable upon exercise
-
of the Warrant, as well as any shares of capital stock issued or issuable upon conversion of such capital stock, shall be referred to collectively herein as the "Warrant Stock", and the Warrant and the Warrant Stock shall be referred to collectively herein as the "Securities."

          1.2.  Purchase Price.  The purchase price for the Warrant shall be
                --------------
[[TEXT OMITTED FOR CONFIDENTIALITY]] (the "Purchase Price"), which shall be payable in cash. The Purchase Price shall be paid at the Closing by check made payable to the order of the Company or by wire transfer of funds to a designated account of the Company, provided that wire transfer instructions are delivered to the Purchaser at least one (1) business day prior to the Closing.

          1.3.  Closing.  The closing of the transactions contemplated hereby
                -------
("Closing") shall be held at the offices of Intel Corporation on November 4, 1996, at 10:00 a.m., Pacific Time, or at such other place, date and time as may be agreed upon by the parties (the "Closing Date"). At the Closing, the Company shall deliver to the Purchaser the Warrant against payment of the Purchase Price therefor, and the parties shall deliver to each other such other agreements, instruments and documents as are required to be delivered pursuant hereto.

          1.4  Use of Proceeds.   The cash portion of the Purchase Price shall
               ---------------
be used by the Company solely for the purchases of Intel Architecture-based computer and server equipment for the Company's rendering farm as agreed to in advance by the Purchaser in writing. "Intel Architecture" means microprocessors implementing the Intel instruction set and derivatives, for example, the I486,(TM), Pentium(R) and Pentium(R) Pro processors.

     2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby
         ---------------------------------------------
represents and warrants to the Purchaser, as of the date hereof, as of the date of Closing and as of the date of exercise of the Warrant (but not during the periods between such dates), except as set forth in the Schedule of Exceptions ("Schedule of Exceptions") attached to this Agreement as Exhibit B (which
                                                         ---------
Schedule of Exceptions shall be deemed to be representations and warranties to the Purchaser, and may be updated by the Company to the extent reasonably necessary to make the representations and warranties set forth herein true and complete as of the Closing and as of the exercise of the Warrant), as follows:

          2.1.  Organization, Good Standing and Qualification; Subsidiaries.
                -----------------------------------------------------------
The Company is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of Utah and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

          2.2.  Due Authorization; Consents.  All corporate action on the part
                ---------------------------
of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement and the Cooperation Agreement, the authorization, issuance and delivery of the Warrant, and the authorization, issuance, reservation for issuance and delivery of all of the Warrant Stock, has been taken or will be taken prior to the Closing. Each of this Agreement and the Cooperation Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles. All consents, approvals and authorizations of, and registrations, qualifications and filings with, any federal or state governmental agency, authority or body, or any third party, required in connection with the execution, delivery and performance of this Agreement and the Cooperation Agreement and the consummation of the transactions contemplated hereby and thereby shall have been obtained prior to and be effective as of the Closing.

          2.3.  Status of Proprietary Assets.
                ----------------------------

                (a) Ownership. The Company has full title and ownership of, or
                    ---------
has license to, all patents, patent applications, trademarks, service marks, trade names, copyrights, moral rights, mask works, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes (all of the foregoing collectively hereinafter referred to as the "Proprietary Assets") necessary to enable it to carry on its business as now conducted and as presently proposed to be conducted without any conflict with or infringement of the rights of others. To the best of the Company's knowledge, no governmental agency, authority or body or third party has any ownership right, title, interest, claim in or lien on any of the Company's Proprietary Assets and the Company has taken, and in the future the Company will use its best efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all its Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons. The Company has all rights, in conjunction with Abrams-Gentile Entertainment and Universal Paramount Network, to develop, enhance, market and create products related to the [[TEXT OMITTED FOR CONFIDENTIALITY]] concept and the scripts for the [[TEXT OMITTED FOR CONFIDENTIALITY]] animation programs. [[TEXT OMITTED FOR CONFIDENTIALITY]] All rights, title, claim, trademarks and copyrights to the concepts, characters, products, use of names, merchandising and toys shall be owned or controlled by the Company (subject to Section 6 of the Cooperation Agreement), and the Company shall have the unencumbered right to develop, enhance, script, market and create animated programs related to the concepts (subject to Section 3.2.2 of the Cooperation Agreement). The Purchaser shall have the right to select the property of its choice for further development by the Company, or in conjunction with the Purchaser.

          (b) Licenses; Other Agreements.  Except as set forth in the
              --------------------------
Cooperation Agreement, the Company has not granted, and, to the best of the Company's knowledge, there are not outstanding, any options, licenses or agreements of any kind relating to any Proprietary Asset of the Company, nor is the Company bound by or a party to any option, license or agreement of any kind with respect to any of its Proprietary Assets. The Company is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Asset or any other property or rights.

          (c) No Infringement.  To the best of the Company's knowledge, the
              ---------------
Company has not violated or infringed, and is not currently violating or infringing, and the Company has not received any communications alleging that the Company (or any of its employees or independent contractors) has violated or infringed or, by conducting its business as proposed, would violate or infringe, any Proprietary Asset of any other person or entity.

          (d) No Breach by Employee.  To the Company's best knowledge, the
              ---------------------
Company is not aware that any employee or independent contractor of the Company is obligated under any agreement (including licenses, covenants or commitments of any nature), or subject to any judgment, decree or order of any court or administrative agency or any other restriction, that would interfere with the use of his or her best efforts to carry out his or her duties for the Company or to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted.

    2.4.  Litigation.  There is no action, suit, proceeding, claim,
          ----------
arbitration or investigation ("Action") pending (or, to the best of the Company's knowledge, threatened) against the Company, its activities, properties or assets or, to the best of the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company. To the best of the Company's knowledge, there is no factual or legal basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or prospects of the Company.

    2.5.  Reports; Accuracy of Information. The Company does not have any
          --------------------------------
securities registered under the Securities Act of 1933, as amended, and is not a reporting company under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The Company shall provide the Purchaser with true and complete copies of the Company's financial reports and all other reports, proxy statements and other documents required to be filed by the Company with the Securities and Exchange Commission ("SEC") as soon as practicable after such documents have been filed with the SEC. As of their respective dates (or, if any such report or proxy statement shall have been amended, as of the date of such amendment), such reports and proxy statements, if any, (A) complied with all applicable provisions, rules and regulations of federal securities laws and
(B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which such statements were made, not misleading. Since January 1, 1994, the Company has timely filed all reports and registration statements, if any, required to be filed by the Company with the SEC under the rules and regulations of the SEC.

          2.6.  Share Ownership.  The 1,000,000 shares of Warrant Stock
                ---------------
currently represent approximately 7.6% of the outstanding Common Stock of the Company on a fully-diluted basis, assuming the exercise of and conversion of all outstanding options, warrants, convertible securities and other rights to acquire the Company's Common Stock, and those contemplated to be issued by the Company in the near future, as reflected on the Schedule of Exceptions.

     3.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.  The Purchaser
          -----------------------------------------------
represents and warrants to the Company as follows:

          3.1.  Authorization.  Each of this Agreement and the Cooperation
               -------------
Agreement when executed and delivered by the Purchaser will constitute a valid and legally binding obligation of the Purchaser.

          3.2.  Investigation; Economic Risk.  The Purchaser acknowledges that
                ----------------------------
it has had an opportunity to discuss the business, affairs and current prospects of the Company with its officers. The Purchaser further acknowledges having had access to information about the Company that it has requested. The Purchaser acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement.

          3.3.  Purchase for Own Account.  The Securities will be acquired for
                ------------------------
the Purchaser's own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

          3.4.  Exempt from Registration; Restricted Securities.  The Purchaser
                -----------------------------------------------
understands that the Warrant will not be registered under the Securities Act of 1933, as amended (the "Act"), on the ground that the sale provided for in this Agreement is exempt from registration under of the Act, and that the reliance of the Company on such exemption is predicated in part on the Purchaser's representations set forth in this Agreement. The Purchaser understands that the Securities are restricted securities within the meaning of Rule 144 under the Act, and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

          3.5.  Restrictive Legends.  It is understood that the Warrant and each
                -------------------
certificate representing the Warrant Stock and any other securities issued in respect of the Warrant Stock upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel for the Company) shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend that may now or hereafter be required by applicable state law):

          THE WARRANT/SECURITIES EVIDENCED OR CONSTITUTED HEREBY AND THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.

          The legend set forth above shall be removed by the Company from any certificate evidencing Warrant Stock upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Act is at that time in effect with respect to the legend security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Warrant Stock.

     4.  REGISTRATION RIGHTS.
         -------------------

          4.1.  Definitions.  As used in this Section 4:
                -----------

                (a) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of the effectiveness of such registration statement;

                (b) The term "Registrable Securities" means: (i) any Common Stock issued or to be issued pursuant to exercise of the Warrant, and (ii) any Common Stock or other securities issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Common Stock described in subsections (i) and (ii) of this Section 4.1(b); provided, however, that any
                                                    -------- -------
such securities shall cease to be Registrable Securities with respect to a proposed offer or sale thereof when such securities shall have been disposed of under SEC Rule 144 or in accordance with the plan of distribution set forth in an effective registration statement under the Act.

                (c) The term "Holder" means any holder of outstanding Registrable Securities or any person to which the registration rights provided for in this Section 4 shall have been properly assigned in accordance with
Section 4.10 hereof;

                (d) The term "Initiating Holders" means any Holder or Holders making a request for registration pursuant to the provisions of Section 4.2; and

                (e) The term "Substantial Amount of Registrable Securities" means either (i) at least fifty-one (51%) of the Registrable Securities then outstanding that have not been resold to the public in a registered public offering, or (ii) a number of Registrable Securities such that the anticipated net proceeds from the sale of Registrable Securities would be greater than $750,000.

    4.2.  Requested Registration.
          ----------------------

          (a) Requested Registration.  If, at any time from and after the first
              ----------------------
anniversary of the Closing Date, the Company shall receive from any Holder or Holders of a Substantial Amount of Registrable Securities a written request that the Company effect any registration, qualification or compliance with respect to all or a part of the Registrable Securities, the Company will:

              (1) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

              (2) as soon as practicable, use its diligent best efforts to effect such registration, qualification and compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under the applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities of such Holder(s) as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written notice given within fifteen (15) days after receipt of written notice of the proposed registration from the Company. Without limiting the generality of the foregoing, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, but in any event within forty-five (45) days after receipt of the request or requests of the Initiating Holders.

          (b) Underwriting.  If the Initiating Holders intend to distribute the
              ------------
Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company and shall designate the underwriter or underwriters to be employed in connection therewith (who shall be selected by the majority in interest of the Initiating Holders and who shall be subject to the Company's right of reasonable approval) as a part of their request made pursuant to Section 4.2(a) and the Company shall include such information in the written notice referred to in Section 4.2(a)(1). In such event, the right of any Holder to registration pursuant to this Section 4.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 4.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the securities of the Company (other than Registrable Securities) held by officers or directors and by other shareholders shall be excluded from such registration to the extent so required by such limitation and if a limitation of the number of shares is still required, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares included in the registration and underwriting shall be allocated among the Holders of Registrable Securities requesting registration in proportion, as nearly as practicable, to the total number of Registrable Securities held by such Holders at the time of filing of the registration statement and requested to be included in the registration. If any Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration.

          (c) Inclusion of Other Securities.  The Company shall have the right
              -----------------------------
to include in any registration statement effected pursuant to this Section 4.2 securities to be sold on behalf of the Company. Notwithstanding any other provision of this Section 4.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise the Company and the number of shares to be included in the registration and underwriting on behalf of the Company shall be reduced first, and prior to any reduction in the number of shares of Registrable Securities to be included in the offering on behalf of the Holders, to the extent necessary to comply with the underwriters' limitation.

          (d) Deferral by Company.  If the Company shall furnish to the
              -------------------
Initiating Holders, within ten (10) days of the delivery of their request for registration pursuant to this Section 4.2, a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration to be effected at such time, the Company shall have the right to defer the filing of the registration' statement for a period of not more than one hundred twenty (120) days after the receipt of the request of the Initiating Holders under this Section 4.2, except that the Company shall not utilize this right more than once in any two (2) year period.

          (e) Limitations.  Notwithstanding the foregoing provisions of this
              -----------
Section 4.2, the Holder's right to request registration of Registrable Securities under this Section 4.2 shall be subject to the following limitations:

              (1) The Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Section 4.2 after the Company has effected two (2) registrations, qualifications or compliances pursuant to requests under this Section 4.2. A registration, qualification or compliance shall not be deemed "effected" for purpose of this
Section 4.2 (i) unless it has become effective and is maintained effective until all Registrable Securities are sold thereunder, (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency, authority or body for any reason other than a material misrepresentation or omission by the Holders of Registrable Securities included therein, or (iii) if the conditions to closing specified in the purchase or underwriting agreement entered into in connection with such registration are not satisfied other than by reason of some act or omission by any of the Holders of Registrable Securities included therein;

          (2) The Company shall not be obligated to effect any registration hereunder in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to the service of process in effecting such registration.

    4.3.  Company Registration.
          --------------------

          (a) Notice of Registration.  If, at any time or from time to time from
              ----------------------
and after the first anniversary of the Closing Date, the Company shall determine to register any of its securities, either for its own account or for the account of a security holder or holders (other than a registration relating solely to employee stock option or purchase plans or relating solely to an SEC Rule 145 transaction), the Company will:

              (1) promptly and in any event within twenty (20) days prior to the anticipated filing date of such registration statement, give to each Holder written notice thereof which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws;

              (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in any written request or requests, made within ten (10) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in Section 4.3(b) below.

          (b) Underwriting.  If the registration of which the Company gives
              ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 4.3(a)(1). In such event, the right of any Holder to registration pursuant to this Section 4.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 4.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the Company shall include in such registration (i) first, all of the securities to be included in such registration for the Company's own account, and (ii) second, up to the full number of Registrable Securities and other securities of the Company sought to be included in such registration by Holders and other security holders to whom the Company has granted registration rights ("Other Holders"); and, if less than the full number of such securities is to be included, the number to be included shall be allocated pro rata on the basis of the total number of Registrable Securities and other securities sought to be included in such registration by the Holders and Other Holders; provided, however, that in no event shall the securities
                   --------  -------
being offered by the Holders be less than thirty percent (30%) of the total number of securities requested by the Holders to be included in such registration and underwriting. The Company shall advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto of any such limitations, and the number of shares of Registrable Securities that may be included in the registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

          4.4.  Form S-3 Registration.  If, at any time from and after the first
                ---------------------
anniversary of the Closing Date, the Company shall receive, from any Holder or Holders, a written request or requests that the Company effect a registration on Form S-3 (or any substantially equivalent registration form under the Act subsequently adopted by the SEC that permits incorporation by reference to other documents filed by the Company with the SEC), and any related qualification or compliance, with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities of such Holder(s) as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written notice given within fifteen (15) days after receipt of written notice of the proposed registration from the Company; provided, however, that the Company shall not be
                               --------  -------
obligated to effect any such registration, qualification or compliance pursuant to this Section 4.4:

               (1) if Form S-3 is not then available for such offering by the Holders; or

               (2) if the Company shall furnish to the Holders, within ten (10) days of the delivery of their request for registration pursuant to this Section 4.4, a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of a Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 4.4, except that the Company shall not utilize this right more than once in any two (2) year period; or

               (3) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 4.4; or

               (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 4.4 shall not be counted as demands for registration or registrations effected pursuant to Section 4.2 or Section 4.3, respectively.

          4.5.  Expenses of Registration.  All expenses incurred in connection
                ------------------------
with any registration, qualification or compliance pursuant to Section 4.2,
Section 4.3 or Section 4.4, including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incidental to or required by such registration and the fees and disbursements of one counsel retained by the Holders of Registrable Securities covered by such registration, qualification or compliance shall be borne by Company, except that:

                (a) the Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 4.2, the request of which has been subsequently withdrawn by the Initiating Holders, in which case such expenses shall be borne by the Initiating Holders requesting or causing such withdrawal; and

                (b) the Company shall not be required to pay any underwriters' discounts, commissions or stock transfer taxes relating to Registrable Securities.

          4.6.  Registration Procedures.  In the case of each registration,
                -----------------------
qualification or compliance effected by the Company pursuant to this Section 4, the Company will keep each Holder participating therein advised in writing as to the initiation of such registration, qualification and compliance and as to the completion thereof. At its expense (except as otherwise provided in Section 4.5 above), the Company will:

                (a) keep any such registration, qualification or compliance pursuant to Sections 4.2 and 4.3 above effective for a period of ninety (90) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

                (c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

                (d) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                (e) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 4, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 4, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statements with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          4.7.  Indemnification.
                ---------------

                (a) Indemnification by the Company. The Company will indemnify
                    ------------------------------
each Holder of Registrable Securities with respect to which registration, qualification or compliance has been effected pursuant to this Section 4, each of its officers and directors, and each person controlling such Holder, and each underwriter, if any, of such Registrable Securities and each person who controls any such underwriter, against all claims, losses, damages, costs, expenses and liabilities of any nature whatsoever (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other documents (including any related registration, statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or any state securities law or of any rule or regulation promulgated under the Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, and each such underwriter and each person who controls any such underwriter, for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, except that the Company will not be liable in any such case to the extent that any such claim, loss, damage, cost, expense, liability or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by any Holder or underwriter and stated to be specifically for use therein, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter or any Holder, if there is no underwriter, if a copy of the Final Prospectus was furnished to the person or entity asserting the claim, loss, damage, cost, expense, liability or action at or prior to the time such action is required by the Act.

          (b) Indemnification by the Holders.  Each Holder will, if Registrable
              ------------------------------
Securities held by or issuable to such Holder are included in the securities to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Act, and each other Holder, each of such other Holder's officers and directors and each person controlling such other Holder, against all claims, losses, damages, costs, expenses and liabilities of any nature whatsoever (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other documents (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such other Holders, such directors, officers, persons or underwriters for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder and stated to be specifically for use therein, except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the Final Prospectus, such indemnity agreement shall not inure to the benefit of the Company or any underwriter or any Holder, if there is no underwriter, if a copy of the Final Prospectus was furnished to the person or entity asserting the claim, loss, damage, cost, expense, liability or action at or prior to the time such action is required by the Act. In no event shall the indemnity under this
Section 4.7(b) exceed the gross proceeds from the offering received by such Holder.

          (c) Procedures for Indemnification.  Each party entitled to
              ------------------------------
indemnification under this Section 4.7 (the "Indemnified Party"), shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense. Failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.7, unless the failure or delay in giving notice has a material adverse impact on the ability of the Indemnifying Party to defend against such claim. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof, the giving of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and will reimburse such Indemnified Party and any person controlling such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party, it being understood that the Indemnifying Party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such Indemnified Party or controlling person, which firm shall be designated in writing by the Indemnified Party to the Indemnifying Party.

          4.8.  Information by Holder.  The Holder or Holders of Registrable
                ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 4.

          4.9.  Rule 144 Reporting.  From and after such time that the Company
                ------------------
becomes a reporting company under the Exchange Act, with a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of Warrant Stock or Registrable Securities to the public without registration, the Company agrees to:

               (a) at all times make and keep public information available, as those terms are understood and defined in SEC Rule 144;

               (b) take such action as soon as practicable, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

               (d) furnish to the Purchaser, so long as the Purchaser owns any Warrant Stock or Registrable Securities, forthwith upon written request a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing the Purchaser of any rule or regulation of the SEC permitting the selling of any such securities without registration.

        4.10.  Transfer of Registration Rights.  The registration rights
               -------------------------------
granted by the Company under this Section 4 may be assigned by any Holder to any permitted transferee or permitted assignee of the Warrant, Warrant Stock or Registrable Securities, provided that such transfer may otherwise be and is effected in accordance with applicable federal and state securities laws and provided further that the Company is given written notice of such transfer at the time of or within a reasonable time after such transfer, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

          4.11.  Limitations on Subsequent Registration Rights. Any right given
                 ---------------------------------------------
by Company to any holder or prospective holder of Company's securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the provisions of this Section 4 and with the rights of the Holders provided in this Agreement. This Section 4 shall not limit the right of the Company to enter into any agreements with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder, but only if such rights provide that, if the underwriter in any such registration requires a reduction in the number of securities to be included in such registration, then the amount of securities included in any such registration at the request and on behalf of such holder shall be reduced (or eliminated, if necessary) prior to any reduction in the securities requested by the Purchaser to be included in such registration.

          4.12.  Limitation on Registration.  The Company shall not be obligated
                 --------------------------
to effect any registration pursuant to Sections 4.2, 4.3 or 4.4 hereof if the Registrable Securities intended to be included in such registration on behalf of the Holders could be sold by the Holders to the public in an offering without registration within a period of three consecutive months.

      5.  CONDITIONS TO CLOSING.  The Purchaser's obligation to purchase the
          ---------------------
Warrant at the Closing is subject to the fulfillment to the satisfaction of the Purchaser on or prior to the Closing of the following conditions:

          5.1.  Representations and Warranties.  The representations and
                ------------------------------
warranties made by the Company in Section 2 hereof shall be true when made, and shall be true as of the Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement.

          5.2.  Performance.  The Company shall have performed and complied with
                -----------
all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

          5.3.  Securities Laws.  The offer and sale of the Warrant to the
                ---------------
Purchaser pursuant to this Agreement shall be exempt from the registration requirements of the Act and the registration and/or qualification requirements of all applicable state securities laws.

          5.4.  Consents and Waivers.  The Company shall have obtained any and
                --------------------
all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

          5.5.  Compliance Certificate.  At the Closing, the Company shall have
                ----------------------
delivered to the Purchaser a certificate, dated as of the date of Closing and signed by the Company's

President, certifying that the conditions specified in Sections 5.1, 5.2, 5.3 and 5.4 have been fulfilled.

          5.6.  Cooperation Agreement.   The Purchaser and the Company shall
                ---------------------
have executed and delivered the Cooperation Agreement.

          5.7.  Agreement with AGE.   The Company and AGE shall have entered
                ------------------
into an agreement, on terms and conditions satisfactory to the Purchaser, with respect to the production and merchandising of [[TEXT OMITTED FOR
CONFIDENTIALITY]]

          5.8.  Proceedings and Documents.  All corporate and other proceedings
                -------------------------
in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

          5.9.  Ownership of Technology.  The Purchaser shall have received from
                -----------------------
the Company all documents and other materials requested by the Purchaser for the purpose of examining and determining the Company's rights in and to any Proprietary Assets now used or proposed to be used in or necessary to the Company's business as now conducted and proposed to be conducted, and the status of the Company's ownership rights in and to all such Proprietary Assets shall be reasonably satisfactory to the Purchaser.

     6.  OTHER AGREEMENTS AND COVENANTS.
         ------------------------------

         6.1.  Inspection Rights.  The Purchaser shall have the right, upon
               -----------------
reasonable notice to the Company and during normal business hours, to inspect the Company's rendering farm in order to confirm that the proceeds from the purchase of the Warrant have been used by the Company to acquire the equipment specified in Section 1.4.

         6.2.  [[TEXT OMITTED FOR CONFIDENTIALITY]]

     7.  GENERAL PROVISIONS.
         ------------------

          7.1.  Governing Law.  This Agreement shall be governed in all respects
                -------------
by the laws of the state of Delaware without regard to provisions of such laws concerning conflicts or choice of law.

          7.2.  Survival.  The representations, warranties, covenants and
                --------
agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

          7.3.  Successors and Assigns.  Except as otherwise expressly provided
                ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          7.4.  Entire Agreement.  This Agreement and the exhibits hereto
                ----------------
constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in
                                           --------  -------
this Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

          7.5.  Notices.  Except as otherwise provided, all notices and other
                -------
communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to the Purchaser, to 2200 Mission College Boulevard, Mail Stop SC4-210, Santa Clara, California 95052-8119, Attn: Treasurer, and (b) if to the Company, to MSH Entertainment Corporation, 768 Brannan Street, San Francisco, California 94103, or (c) to such other address as the receiving party shall have furnished to the other in writing.

          7.6.  Amendments and Waivers.  Any term of this Agreement may be
                ----------------------
amended, and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser and only to the extent specifically set forth in such writing.

          7.7.  Delays or Omissions.  No delay or omission to exercise any
                -------------------
right, power or remedy accruing to any party hereto upon any breach or default of the other party hereto under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to the Company or the Purchaser shall be cumulative and not alternative.

          7.8.  Legal Fees.  In the event of any action at law, suit in equity
                ----------
or arbitration proceeding in relation to this Agreement or any securities of Company issued or to be issued to the Purchaser, the prevailing party shall be paid by the other party a reasonable sum for attorney's fees and expenses for such prevailing party.

          7.9.  Finder's Fees.  Each party (a) represents and warrants to the
                -------------
other party hereto that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (b) hereby agrees to indemnify and to hold harmless the other party hereto from and against any liability for any commission or compensation in the nature of a finder's fee of any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its employees or representatives are responsible.

          7.10.  Titles and Subtitles.  The titles of the paragraphs and
                 --------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          7.11.  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          7.12.  Severability.  Should any provision of this Agreement be
                 ------------
determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

          7.13.  Confidentiality; Public Disclosure.
                 ----------------------------------

                 (a) This Agreement, the terms hereof and the relationship of the parties shall be governed by the Confidentiality and Nondisclosure Agreement, dated as of August 22, 1996, between the Purchaser and the Company. The terms and existence of the transactions contemplated by this Agreement and the Cooperation Agreement shall be deemed confidential information of both parties.

                 (b) The Company shall not use the Purchaser's name or refer to the Purchaser directly or indirectly in connection with the Purchaser's relationship with the Company in any advertisement, news release or professional or trade publication, or in any other manner, unless otherwise required by law or with the Purchaser's prior written consent, which consent will generally not be granted. The parties acknowledge that the Company may be required to disclose in a press release and/or a registration statement certain information relating to the transactions contemplated by this Agreement following consummation hereof. Notwithstanding the foregoing, the provisions of this Section 7.13 shall apply to any such disclosure and the Company shall provide Intel a reasonably adequate opportunity to review and comment on such disclosure and shall not make any such disclosure without Intel's prior written consent. The parties agree that at no time will there be any press release or other public statement issued by either party relating to this Agreement or the transactions contemplated hereby unless agreed to in advance by both parties in writing.

The parties have executed this Agreement to be effective as of the date first set forth above.


INTEL CORPORATION                   MSH ENTERTAINMENT CORPORATION

/s/ SATISH RISH                        /s/ ROBERT P. MAERZ
--------------------                ----------------------------------------
Signature                           Signature

   Satish Rish                             Robert P. Maerz
--------------------                ----------------------------------------
Printed Name                        Printed Name

Assistant Treasurer-Int'l           Chairman
-------------------------------     ----------------------------------------
Title                               Title



LIST OF EXHIBITS
----------------

Exhibit A     Warrant
---------

Exhibit B     Schedule of Exceptions
---------

                                   Exhibit A
                                   ---------


                                    WARRANT
                                    -------

                                   Exhibit B
                                   ---------


                             SCHEDULE OF EXCEPTIONS



                                    WARRANT

THE WARRANT EVIDENCED OR CONSTITUTED HEREBY AND THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.

                    WARRANT TO PURCHASE 1,000,000 SHARES OF
                 COMMON STOCK OF MSH ENTERTAINMENT CORPORATION
                            (Subject to Adjustment)

NO. I-1

THIS CERTIFIES THAT, in consideration of the receipt by MSH Entertainment Corporation, a Utah corporation (the "Company"), of [[TEXT OMITTED FOR
                                      -------
CONFIDENTIALITY]] in cash from Intel Corporation, a Delaware corporation ("Intel"), Intel or its permitted registered assigns ("Holder"), is entitled,
  -----                                                ------
subject to the terms and conditions of this Warrant, at any time after November 4, 1996 (the "Effective Date"), and before 5:00 p.m. Pacific Time on [[TEXT
              --------------
OMITTED FOR CONFIDENTIALITY]] (the "Expiration Date"), to purchase from the
                                    ---------------
Company, One Million (1,000,000) fully paid and nonassessable shares of the Company's Common Shares, $.001 par value per share (the "Warrant Stock"), at the
                                                         -------------
Exercise Price (as defined in Section 1.5 below). Both the number of shares of Warrant Stock purchasable under this Warrant and the Exercise Price are subject to adjustment as provided herein. This Warrant is issued pursuant to that certain Warrant Purchase Agreement between the Company and Intel Corporation of even date herewith (the "Purchase Agreement"). This Warrant shall terminate on
                         ------------------
the Expiration Date.

1.   CERTAIN DEFINITIONS.  As used in this Warrant:

     1.1.  The term "Warrant Stock" shall mean the Common Shares, $0.001 par
                     -------------
value per share, of the Company, and any other securities and property at any time receivable or issuable upon exercise of this Warrant, unless the context otherwise requires.

     1.2.  The term "Warrant" as used herein, shall include this Warrant and any
                     -------
warrant delivered in substitution or exchange therefor as provided herein.

     1.3.  The term "Registered Holder" shall mean any Holder in whose name this
                     -----------------
Warrant is registered upon the books and records maintained by the Company.

     1.4.  The term "Fair Market Value" of a share of Warrant Stock as of a
                     -----------------
particular date (the "Determination Date") shall mean:
                      ------------------

           (a) If traded on a securities exchange or the Nasdaq National Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such trading market over the 10 business days ending three (3) days prior to the Determination Date;

           (b) If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 20-day period ending three (3) days prior to the Determination Date; and

           (c) If there is no active public market, the Fair Market Value shall be the value thereof, as determined in good faith by the Board of Directors of the Company.

     1.5.  The term "Exercise Price" shall mean [[TEXT OMITTED FOR
                     --------------
CONFIDENTIALITY]]

2.   EXERCISE OF WARRANT

     2.1.  Payment.
           -------

           Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time on or before the Expiration Date, by surrendering this Warrant at the principal office of the Company together with:

           (a) the form of Notice of Exercise attached hereto as Exhibit 1 (the

"Notice of Exercise") duly executed by the Holder, and
-------------------

           (b) payment, (i) in cash (by check) or by wire transfer, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder or (iii) by a combination of (i) and (ii), of an amount equal to the product obtained by multiplying the number of shares of Warrant Stock being purchased upon such exercise by the then effective Exercise Price (the "Exercise Amount").
                                                    ---------------

     2.2.  Net Issue Exercise
           ------------------

          In lieu of the payment methods set forth in Section 2.1(b) above, the Holder may elect to exchange the Warrant for shares of Warrant Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If Holder elects to exchange this Warrant as provided in this Section 2.2, Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of Holder's election to exchange up to the full amount of the Warrant, and the Company shall issue to Holder the number of shares of the Company's Warrant Stock computed using the following formula:

          X = Y (A-B)
              -------
                 A

          Where X = the number of shares of Warrant Stock to be issued to Holder.

          Y = the number of shares of Warrant Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

          A =  the Fair Market Value of one share of the Company's Common Stock.

          B =  Exercise Price (as adjusted to the date of such calculation).

          All references herein to an "exercise" of the Warrant shall include an exchange pursuant to this Section 2.2.

     2.3.  Partial Exercise; Effective Date of Exercise.
           --------------------------------------------

          In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Warrant Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The person entitled to receive the shares of Warrant Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

     2.4.  Stock Certificates; Fractional Shares.
           -------------------------------------

          As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the Fair Market Value of one whole share of Warrant Stock as of the date of exercise of this Warrant. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

3.   VALID ISSUANCE; TAXES.

     All shares of Warrant Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Warrant Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

4.   ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES.

     The number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Exercise Price are subject to adjustment upon occurrence of the following events:

     4.1. Adjustment for Stock Splits, Stock Subdivisions or Combinations of
          ------------------------------------------------------------------
Shares.
------

          The Exercise Price of this Warrant shall be proportionally decreased and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivision of the Company's Common Stock. The Exercise Price of this Warrant shall be proportionally increased and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Company's Common Stock.

     4.2. Adjustment for Dividends or Distributions of Stock or Other
          -----------------------------------------------------------
Securities or Property.
----------------------

          In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Warrant Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in
(i) securities of the Company or (ii) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Warrant Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefore, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this
Section 4.

     4.3. Reclassification.
          ----------------

          If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4.

     4.4.  Adjustment for Capital Reorganization, Merger or Consolidation.
           --------------------------------------------------------------

          In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

     4.5.  Reservation of Securities and Assets.
           ------------------------------------

           The Company shall reserve, for the life of the Warrant, such securities or such other assets of the Company the Holder is entitled to receive pursuant to this Section 4.

5.   CERTIFICATE AS TO ADJUSTMENTS.

     In each case of any adjustment in the Exercise Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

6.   LOSS OR MUTILATION.

     Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the

Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

7.   RESERVATION OF COMMON STOCK.

     The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

8.   TRANSFER AND EXCHANGE.

     Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Warrant Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes.

9.   RESTRICTIONS ON TRANSFER.

     The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the U.S. Securities and Exchange Commission ("SEC") under the Act covering the disposition or sale of this Warrant or the Warrant Stock issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer pledge, or hypothecate any or all such Warrants or Warrant Stock, as the case may be, unless either (i) the Company has received an opinion of counsel to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

10.  COMPLIANCE WITH SECURITIES LAWS.

     By acceptance of this Warrant, the holder hereby represents, warrants and covenants that any shares of stock purchased upon exercise of this Warrant shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the holder to evaluate the merits and risks of its investment in the Company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant will not be registered under the Act (unless otherwise required pursuant to exercise by the holder of the registration rights, if any, previously granted to the registered Holder) and will be "restricted securities" within the meaning of Rule 144 under the Act and that the exemption from registration under Rule 144 currently is not available for at least two years from the date of exercise of this Warrant, subject to any special treatment by the Securities and Exchange Commission for exercise of this Warrant pursuant to
Section 2.2, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant may have affixed thereto a legend substantially in the following form:

     THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT OR UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.

11.  NO RIGHTS OR LIABILITIES AS SHAREHOLDERS.

     This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company. In the absence of affirmative action by such Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a shareholder of the Company for any purpose.

12.  REGISTRATION RIGHTS.

     All shares of Common Stock issuable upon exercise of this Warrant shall be "Registrable Securities" as defined in the Purchase Agreement and entitled, subject to the terms and conditions of that agreement, to all registration rights granted to holders of Registrable Securities thereunder.

13.  NOTICES.

     All notices and other communications from the Company to the Holder shall be given in accordance with Paragraph 7.5 of the Purchase Agreement.

14.  HEADINGS.

     The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

15.  LAW GOVERNING.

     This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

16.  NO IMPAIRMENT.

     The Company will not, by amendment of its Articles of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Warrant Stock upon exercise of this Warrant.

17.  NOTICES OF RECORD DATE.  In case:

     17.1. the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

     17.2. of any consolidation or merger of the Company with or into another corporation, any capital reorganization or the Company, any reclassification of the Capital Stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

     17.3. of any voluntary dissolution, liquidation or winding-up of the Company; or

     17.4.  of any redemption or conversion of all outstanding Common Stock;

     then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be,
(i) the date on which a
record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least thirty (30) days prior to the date therein specified.

18.  SEVERABILITY.

     If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

19.  COUNTERPARTS.

     For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

20.  NO INCONSISTENT AGREEMENTS.

     The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements, except rights that have been waived.

21.  SATURDAYS, SUNDAYS AND HOLIDAYS.

     If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. the next business day.

AGREED:


INTEL CORPORATION                   MSH ENTERTAINMENT CORPORATION

------------------------            ------------------------------
Signature                           Signature


------------------------            ------------------------------
Printed Name                        Printed Name


------------------------            ------------------------------
Title                               Title


------------------------            ------------------------------
Date                                Date


                                   EXHIBIT 1

                               NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)

MSH ENTERTAINMENT CORPORATION:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, shares of Common Stock, as provided for therein, and (check the applicable box):

[_] tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ shares of Common Stock.

[_] Elects the Net Issue Exercise option pursuant to Section 2.2 of the Warrant, and accordingly requests delivery of a net of ______________ shares of Common Stock.

Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:
            ---------------------------------------------

Address:
            ---------------------------------------------

Signature:
            ---------------------------------------------

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

                                   EXHIBIT 2

                                  ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)

For value received, hereby sells, assigns and transfers unto ________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:


Name(s) of Assignee(s)      Address                    # of Warrants
--------------------------------------------------------------------
--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------


And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.

Dated:                                 19
        -----------------------------------

Signature: --------------------------------

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.

                                      -2-